UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Check the appropriate box:

[ ]	Preliminary Proxy Statement
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[ ]	Definitive Proxy Statement
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[ ]	Soliciting Material Pursuant to §240.14a-12

Logitech International S.A.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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logitech

**This Response Coupon is solicited on behalf of the Board of Directors of Logitech International S.A.**

The Board recommends a vote "For" each of Proposals 1-14

100004.1

**Shareholder**
Beth James Alexandria Anne Lee Anne Teststadt
Domizilstrasse 4

**Number of shares**
1

100004.1

Herr
Beth James Alexandria Anne Lee Anne
Teststadt
Zustellstrasse 4
Zustellpostfach 4
10004 Zustellstadt
SCHWEIZ

## Response Coupon for the 37th Annual General Meeting of LOGITECH INTERNATIONAL S.A.

Tuesday, September 9, 2025 - 9.00 a.m. (registration starts at 8.30 a.m.)
SwissTech Convention Center, EPFL - Lausanne, Switzerland

Voting instructions and orders of admission cards and of publications can be submitted either with this form or online. We encourage you to utilize our online voting option in order to reduce the mailing costs incurred by our company and to help reduce our carbon footprint.

For online registration/voting, please scan the QR code on the right side or go to the website: gvmanager-live.ch/logitech and input your personal access code noted here:
**ESCWDTTST-SY3xjKSn**

### Participation:

☐ **Option 1:** I/we will personally attend the Annual General Meeting and ask you to send me/us an admission card in my/our name(s).

☐ **Option 2:** I/we hereby authorize the following person to act as my/our proxy to represent me/us at the Annual General Meeting:

Name and adress of proxy: ______________________________

______________________________

☐ **Option 3:** I/we authorize the Independent Representative, **Etude Regina Wenger & Sarah Keiser-Wüger, Notary Public, Rue Caroline 1, 1003 Lausanne, Switzerland**, to represent me/us at the Annual General Meeting.
If you wish to issue any specific voting instructions, please complete the reverse side of this form.

Please complete and sign the Response Coupon and return it in the enclosed reply envelope by September 3, 2025 to Logitech International S.A., c/o Devigus Shareholder Services, Birkenstrasse 47, 6343 Rotkreuz, Switzerland. **Granting of power of attorney will only be recognized if this form is signed with the individual's legally valid signature.**

**Annual Report 2025**
The detailed Annual Report for the fiscal year 2025 is available for download online at ir.logitech.com/financial-info/annual-reports. The Annual Report 2025 will also be available for inspection by shareholders at the company's registered office at Logitech Europe S.A., EPFL - Quartier de l'Innovation, 1015 Lausanne.

**Date:** ______________________ **Signature:** ______________________

To our shareholders, partners, customers and employees
Fiscal Year 2025 was a year of outstanding results for Logitech.
We returned the Company to growth - expanding each quarter to deliver topline growth of +6% in US dollars year over year. The growth was broad-based across key product categories, geographies and across both business and consumer channels. We expanded our market share in strategic categories across the portfolio. We continue to be number one or two in 12 of the 13 categories in which we compete. And we achieved all this while simultaneously driving profitability - annual gross margins were 43.1%, up 170 basis points compared to the prior year.
As a result, Logitech closed the year with a pristine balance sheet and healthy cash position. Cash flow from operations was $843 million, and the end-of-year cash balance was $1.5 billion. We returned approximately $800 million to shareholders via dividends and share repurchases.
This strong performance was reflected internally, too. Our latest global survey saw overall employee engagement at 78%, 9 points above the industry benchmark. And in Forbes’ survey of the World’s Best Employers, Logitech ranked number 20 out of 850 global companies
STRATEGIC PRIORITIES DRIVE OUTSTANDING RESULTS
These outstanding results reflect the hard work of our teams, and solid progress against our strategic priorities:
Superior products and innovation: We launched 39 new products in FY 2025, innovating across our portfolio in existing and in new categories. This innovation was recognized by ten Red Dot and four iF design awards, including for products in new categories like MX Ink and MX Creative Console. Many won multiple awards, such as the Logitech Sight camera, which made TIME’s list of Best Inventions of 2024, SonntagsZeitung’s Swiss Innovations 2024 and Fast Company’s list of the Next Big Things in Tech. We also released new best-sellers, including the Combo Touch keyboard case for the new iPads, the Pro X Superlight 2 gaming mouse and the Astro A50 gaming headset. These results reflect the strategic investments we made in research and development - about 6% of sales - and the dedication of our world-class design and engineering teams.
Double down on business-to-business (B2B): While we continued to win in consumer channels, we accelerated our focus on B2B. Our newly established Logitech for Business organization drove robust growth across Video Collaboration, Headsets, Keyboards & Combos, and Pointing Devices. Products like Sight and the Rally Board 65 helped drive this growth, which was also enabled by smart new AI-driven features across the portfolio. Aided by the new organizational setup, we improved our go-to-market capabilities and delivered double-digit growth in services as well as in the new education sector.
Excellence across geographies: We serve more than 150 countries, and worked throughout the fiscal year to apply best practices and proven strategies from market to market, bringing the best of our global expertise to each locality. In the year, we grew sales in constant currency in all three regions.
Leveraging our operations powerhouse: Resilience and excellence in operations have long set Logitech apart. We continued to drive this capability to our advantage in FY 2025. Focused product cost reductions resulted in record savings to deliver the second highest annual non-GAAP gross margin of the last decade. We manufacture five products every second, and we take great pride in doing so with superior quality, service and cost. We also ensure we are constantly improving our products’ sustainability performance by designing for sustainability along our supply chain.
All these, plus the trusted, iconic brand we are building, contributed to our Fiscal Year 2025 results and to our mission of extending human potential in Work and Play.
A FOCUS ON WORK AND PLAY, SUPPORTED BY MACRO TRENDS
Earlier this year, at our analyst and investor day, we highlighted our focus on the macro areas of Work and Play, which represent a large, growing serviceable addressable market (SAM). Our revenue today is about $4.6 billion, but our SAM is about $24 billion, including Gaming, Personal Workspace, the B2B market and a set of verticals that we have only recently entered - Education, Healthcare and the Public Sector.

TO OUR SHAREHOLDERS, PARTNERS, CUSTOMERS AND EMPLOYEES
This large market is growing at a robust pace. It provides Logitech a great opportunity to lead, gain share and grow in the years to come, supported by several long-term, macro trends.
First, Artificial Intelligence, AI. Generative AI, Edge AI and Agentic AI are rapidly-evolving, multi-billion dollar market opportunities that we believe will help us design smarter product experiences. We’re already leveraging AI at the Edge today across a range of products, like the Zone 2 wireless Headset and the new Spot Sensor, as well the Sight VC camera. We have developed an intelligent AI streaming assistant with NVIDIA. And it is through Logitech’s devices that people access AI, via multimodal inputs like text, images, audio and video. Our devices are already in people’s hands, on their heads and in front of their eyes. As the world embraces advances in AI at an unprecedented rate, Logitech has many new opportunities to innovate. Our role as the connection between people and the digital world has never been more critical; and the opportunity to extend human potential has never been greater.
Second, new ways of working. Most companies and people have now settled into evolved working routines. Whatever their employer’s policy, most people around the world today work from two or more places. They work in offices, from home, in cafes, hotels and airports, and everywhere in between. 71% of Global 500 Index companies are Logitech customers; and one in three meeting rooms and desks use Logitech, making us the market leader in video conferencing and personal workspace solutions. Yet, this leaves room for more. Wherever people work from, they need mice, keyboards, webcams and headsets. More than 75% of meeting rooms are not yet video conferencing-enabled. Wherever there is someone working, there's an opportunity for Logitech.
Finally, gaming continues to grow. It has become a mainstream activity, enjoyed by men and women, young and old. Much of its success can be credited to the fact that gaming has become so much more than just a game. Gaming is a sport - the International Olympic Committee has created the first-ever Olympic Esports program; and it is a huge form of connection and entertainment - for Americans under 45, more time is spent gaming than on TV and movies combined.
CHAIRPERSON TRANSITION
After eight years on our board, Wendy Becker, Logitech’s chairperson, announced her decision to step down at this year’s Annual General Meeting. Her tenure spans Logitech’s biggest years of growth both for revenues and shareholder return. Logitech is very grateful for her many years of service, strategic guidance and outstanding leadership. During Wendy’s tenure, Logitech established Logitech for Business, the Company’s B2B organization; navigated the Covid pandemic’s impact and return to growth; increased its pace of innovation; and smoothly transitioned to the fourth CEO in Logitech’s history.
A special board committee has focused on identifying Wendy’s successor, leading to the board’s unanimous nomination of Guy Gecht. With a track record of leading and advising tech companies through innovation and growth, Guy brings decades of executive and board-level experience to the role. He is the co-founder and former co-CEO of E.Merge Technology Acquisition Corp., and was CEO of publicly traded Electronics for Imaging (EFI) from 2000 to 2018, where he guided the company’s evolution into a global leader in digital printing technology. Guy has been a non-executive member of Logitech’s board since September 2019 and served as interim CEO from June to December 2023, prior to Hanneke Faber’s appointment as CEO. His nomination will be voted on by shareholders at the Company’s upcoming Annual General Meeting.
LOOKING AHEAD
We exited Fiscal Year 2025 with strong momentum. In Fiscal Year 2026, we are operating against a backdrop of uncertainty. Geopolitical conflict, fluctuating tariffs and dynamic consumer and enterprise sentiment are all factors that shape the current environment.
In these choppy waters, Logitech will continue to drive its long-term strategy, as presented at our analyst and investor day in March 2025, and stay true to its long-term values. We have overlaid three principles to our plans at this time: we will play offense; strictly control costs; and be agile. We are able to play offense because we start from a position of strength. We are a global business - approximately two-thirds of our net sales are generated outside the US. We have a diversified, flexible manufacturing footprint across six countries. We have a strong brand with customer loyalty and solid market share; a pristine balance sheet; and a highly experienced operations and commercial

TO OUR SHAREHOLDERS, PARTNERS, CUSTOMERS AND EMPLOYEES
team. At the same time, cost discipline and agility are more important than ever at this time.
Our teams have the talent, passion and determination to deliver, and our unique culture is stronger than ever. We look forward to delivering many more years of superior innovation and continuing our strong track record of shareholder value creation.

Wendy Becker Chairperson of the Board	Hanneke Faber Chief Executive Officer

July 24, 2025
To our shareholders:
You are cordially invited to attend Logitech's 2025 Annual General Meeting. The meeting will be held on Tuesday, September 9, 2025 at 9:00 a.m. CEST at the SwissTech Convention Center, EPFL, in Lausanne, Switzerland.
Enclosed is the Invitation for the meeting, which includes an agenda and discussion of the items to be voted on at the meeting, instructions on how you can exercise your voting rights, information concerning Logitech’s compensation of its Board members and executive officers, and other relevant information. Please refer to our Proxy Statement dated July 24, 2025 (the "Proxy Statement").
Whether or not you plan to attend the 2025 Annual General Meeting, your vote is important, and you should take the steps required so that your shares are represented at the 2025 Annual General Meeting.
Thank you for your continued support of Logitech.
Wendy Becker
Chairperson of the Board

LOGITECH INTERNATIONAL S.A.
Invitation to the Annual General Meeting
Tuesday, September 9, 2025
9:00 a.m. Central European Summer Time (registration starts at 8:30 a.m.)
SwissTech Convention Center, EPFL – Lausanne, Switzerland
*****
AGENDA
Proposals
1.Approval of the Annual Report, the consolidated financial statements and the statutory financial statements of Logitech International S.A. for fiscal year 2025
2.Advisory vote to approve Named Executive Officers Compensation for fiscal year 2025
3.Advisory vote on the Swiss Statutory Compensation Report for fiscal year 2025
4.Advisory vote on the Swiss Statutory Non-Financial Matters Report for fiscal year 2025
5.Appropriation of available earnings and declaration of dividend
6.Amendment of the Articles of Incorporation: Renewal of the Capital Band
7.Release of the Board of Directors and Executive Officers from liability for activities during fiscal year 2025
8.Elections to the Board of Directors
8.A.    Re-election of Mr. Donald Allan
8.B.    Re-election of Dr. Edouard Bugnion
8.C.    Re-election of Ms. Johanna 'Hanneke' Faber
8.D.    Re-election of Mr. Guy Gecht
8.E.    Re-election of Mr. Christopher Jones
8.F.    Re-election of Ms. Marjorie Lao
8.G.    Re-election of Mr. Owen Mahoney
8.H.    Re-election of Ms. Neela Montgomery
8.I.    Re-election of Mr. Kwok Wang Ng
8.J.    Re-election of Ms. Deborah Thomas
8.K.    Re-election of Mr. Sascha Zahnd
9.Election of the Chairperson of the Board
10.     Elections to the Compensation Committee
10.A.    Re-election of Mr. Donald Allan
10.B.    Re-election of Mr. Kwok Wang Ng
10.C.    Re-election of Ms. Neela Montgomery
10.D.    Re-election of Ms. Deborah Thomas

11.    Approval of Compensation for the Board of Directors for the 2025 to 2026 Board Year
12.    Approval of Compensation for the Group Management Team for fiscal year 2027
13.    Re-election of KPMG AG as Logitech’s auditors and ratification of the appointment of KPMG LLP as Logitech’s independent registered public accounting firm for fiscal year 2026
14.    Re-election of Etude Regina Wenger & Sarah Keiser-Wüger as Independent Representative
Hautemorges, Switzerland, July 24, 2025
The Board of Directors

Agenda Proposals and Explanations

Proposal 1
Approval of the Annual Report, the Consolidated Financial Statements and the Statutory Financial Statements of Logitech International S.A. for Fiscal Year 2025
Proposal
The Board of Directors proposes that the Annual Report, the consolidated financial statements and the statutory financial statements of Logitech International S.A. for fiscal year 2025 be approved.
Explanation
The Logitech consolidated financial statements and the statutory financial statements of Logitech International S.A. for fiscal year 2025 are contained in Logitech’s Annual Report, which was made available to all registered shareholders on or before the date of this Invitation. The Annual Report also contains the reports of Logitech’s auditors on the consolidated financial statements and on the statutory financial statements, additional information on the Company’s business, organization and strategy, and information relating to corporate governance as required by the SIX Swiss Exchange directive on corporate governance. Copies of the Annual Report are available on the Internet at http://ir.logitech.com.
Under Swiss law, the annual report and financial statements of Swiss companies must be submitted to shareholders for approval at each annual general meeting. In the event of a negative vote on this proposal by shareholders, the Board of Directors may call an extraordinary general meeting of shareholders for reconsideration of this proposal by shareholders.
KPMG AG, as Logitech's auditors, issued an unqualified recommendation to the 2025 Annual General Meeting that the consolidated and statutory financial statements of Logitech International S.A. be approved. KPMG AG expressed their opinion that the consolidated financial statements for the year ended March 31, 2025 present fairly, in all material respects, the financial position, the results of operations and the cash flows in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") and comply with Swiss law. They further expressed their opinion and confirmed that the statutory financial statements and the proposed appropriation of available earnings comply with Swiss law and the Articles of Incorporation of Logitech International S.A. and the Swiss Statutory Compensation Report contains the information required by Swiss law and complies with the Articles of Incorporation.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the 2025 Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote “FOR” approval of the 2025 Annual Report, the consolidated financial statements and the statutory financial statements of Logitech International S.A. for fiscal year 2025.

2025 Annual General Meeting Invitation	1

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 2
Advisory Vote to Approve Named Executive Officers Compensation for Fiscal Year 2025
Proposal
The Board of Directors proposes that shareholders approve, on an advisory basis, the compensation of Logitech’s named executive officers disclosed in Logitech’s Compensation Report for Fiscal Year 2025 (included in the Proxy Statement).
Explanation
Since 2009, the Logitech Board of Directors has asked shareholders each year to approve Logitech’s compensation philosophy, policies and practices, as set out in the “Compensation Discussion and Analysis” section of the Compensation Report included in the Proxy Statement, in a proposal commonly known as a “say-on-pay” proposal. Beginning with the 2011 Annual General Meeting, a say-on-pay advisory vote was required for all public companies, including Logitech, that are subject to the applicable U.S. proxy statement rules. Shareholders have been supportive of our compensation philosophy, policies and practices in each of those years.
At the 2023 Annual General Meeting, shareholders approved a proposal to take the say-on-pay vote annually. Accordingly, the Board of Directors is asking shareholders to approve, on an advisory basis, the compensation of Logitech’s named executive officers disclosed in the Compensation Report included in the Proxy Statement, including the “Compensation Discussion and Analysis,” the Summary Compensation table and the related compensation tables, notes, and narrative. The vote under this Proposal 2 is not intended to address any specific items of compensation or any specific named executive officer, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in the Compensation Report included in the Proxy Statement.
This say-on-pay vote is advisory and therefore is not binding. It is carried out as a best practice and to comply with applicable U.S. proxy statement rules, and is consequently independent from, and comes in addition to, the binding vote on the Approval of Compensation for the Board of Directors for the 2025 to 2026 Board Year contemplated in Proposal 11 below and the binding vote on the Approval of Compensation for the Group Management Team for fiscal year 2027 contemplated in Proposal 12 below. However, the say-on-pay vote will provide information to us regarding shareholder views about our executive compensation philosophy, policies and practices, which the Compensation Committee of the Board will be able to consider when determining future executive compensation. The Committee will seek to determine the causes of any significant negative voting result.
As discussed in the "Compensation Discussion and Analysis" section of Logitech’s Compensation Report for Fiscal Year 2025 included in the Proxy Statement, Logitech has designed its compensation programs to:
•provide compensation sufficient to attract and retain the level of talent needed to create and manage an innovative, high-growth, global company in highly competitive and rapidly evolving markets;
•support a performance-oriented culture;
•place most of total compensation at risk based on Logitech’s performance, while maintaining controls over inappropriate risk-taking by factoring in both annual and long-term performance;
•provide a balance between short-term and long-term objectives and results;
•align executive compensation with shareholders’ interests by tying a significant portion of compensation to increasing share value; and
•reflect an executive’s role and past performance through base salary and short-term cash incentives, and his or her potential for future contribution through long-term equity incentive awards.

2	2025 Annual General Meeting Invitation

AGENDA PROPOSALS AND EXPLANATIONS
While compensation is a central part of attracting, retaining and motivating the best executives and employees, we believe it is not the sole or exclusive reason why exceptional executives or employees choose to join and stay at Logitech, or why they work hard to achieve results for shareholders and other stakeholders. In this regard, both the Compensation Committee of the Board and management believe that providing a working environment and opportunities in which executives and employees can develop, express their individual potential, and make a difference are also a key part of Logitech’s success in attracting, motivating and retaining executives and employees.
The Compensation Committee of the Board has developed a compensation program that is described more fully in the Compensation Report for Fiscal Year 2025 included in the Proxy Statement. Logitech’s compensation philosophy, compensation program risks and design, and compensation paid during fiscal year 2025 are also set out in the Compensation Report included in the Proxy Statement.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the 2025 Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote “FOR” approval of the following advisory resolution:
“Resolved, that the compensation paid to Logitech’s named executive officers as disclosed in the Compensation Report for Fiscal Year 2025, including the “Compensation Discussion and Analysis,” the "Summary Compensation Table for Fiscal Year 2025" and the related compensation tables, notes, and narrative discussion, is hereby approved.”

2025 Annual General Meeting Invitation	3

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 3
Advisory Vote on the Swiss Statutory Compensation Report for Fiscal Year 2025
Proposal
The Board of Directors proposes that shareholders approve, on an advisory basis, the Swiss Statutory Compensation Report for fiscal year 2025.
Explanation
Under Swiss corporate law, we are required to prepare a separate Swiss Statutory Compensation Report and to submit it annually to our shareholders for an advisory vote. The current Swiss Statutory Compensation Report sets forth, for the fiscal years ended March 31, 2025 and March 31, 2024, the aggregate compensation of the members of the Board of Directors and the members of the Group Management Team.
With regard to the compensation of our Group Management Team, we note that at the 2023 Annual General Meeting, shareholders approved the fiscal year 2025 maximum aggregate compensation amount for our Group Management Team in the aggregate amount of $26.7 million with 83.7% of shareholders voting in favor of the proposal. Shareholders also approved at the 2024 Annual General Meeting, respectively, the maximum aggregate compensation amounts for the Board of Directors for the Board Year from the 2023 Annual General Meeting to the 2024 Annual General Meeting and the Board Year from the 2024 Annual General Meeting to 2025 Annual General Meeting, respectively, of CHF 3.7 million and CHF 3.9 million with 96.80% and 94.93% of shareholders voting in favor of the proposals.
For our 2025 Swiss Statutory Compensation Report together with the statutory report of our auditor thereon as included in the Proxy Statement, please refer to the Proxy Statement under the heading “Compensation Tables Audited Under Swiss Law.”
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the 2025 Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote "FOR" approval, on an advisory basis, of the Swiss Statutory Compensation Report for fiscal year 2025.

4	2025 Annual General Meeting Invitation

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 4
Advisory Vote on the Swiss Statutory Non-Financial Matters Report for Fiscal Year 2025
Proposal
The Board of Directors proposes that shareholders approve, on an advisory basis, the Swiss Statutory Non-Financial Matters Report for fiscal year 2025.
Our Swiss Statutory Non-Financial Matter Report for fiscal year 2025 is available on our website at https://ir.logitech.com/financial-info/annual-reports/default.aspx.
Explanation
Under Swiss corporate law, we are required to prepare a Swiss Statutory Non-Financial Matters Report and to submit it annually to our shareholders for an advisory vote at our Annual General Meeting.
Our Swiss Statutory Non-Financial Matter Report contains information about Logitech's sustainability agenda, targets and progress achieved with respect to environmental, climate, social, employee and anti-corruption matters as required by Article 964b of the Swiss Code of Obligations and the Swiss Ordinance on Climate Disclosures.
ERM Certification and Verification Services Limited provided a limited assurance in accordance with International Standard on Assurance Engagement (ISAE) 3000 (Revised) on selected key performance indicators, included in our Swiss Statutory Non-Financial Matters Report.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the 2025 Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote "FOR" approval, on an advisory basis, of the Swiss Statutory Non-Financial Matters Report for fiscal year 2025.

2025 Annual General Meeting Invitation	5

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 5
Appropriation of Available Earnings and Declaration of Dividend
Proposal
The Board of Directors proposes the following appropriation of available earnings (in thousands):

	Year ended March 31, 2025
Payment of a dividend in the amount of	CHF	212,933
Transfer to legal retained earnings in the narrower sense		—
To be carried forward		1,936,469
Total appropriation of available earnings		2,149,402
Treasury shares		(1,337,450)
Total available earnings for appropriation	CHF	811,952
The Board of Directors approved and proposes a gross distribution of CHF 1.26 per share or approximately $1.43 per share based on the CHF-USD exchange rate on March 31, 2025. Based on the number of shares outstanding as of March 31, 2025 (148,509,018 shares) and the proposed dividend per share, the maximum aggregate gross dividend would be CHF 187.1 million (approximately $212.4 million based on the CHF-USD exchange rate on March 31, 2025).
No distribution shall be made on shares held in treasury by the Company and its subsidiaries.
If the proposal of the Board of Directors is approved, the dividend payment of CHF 1.26 per share (or approximately CHF 0.8190 per share after deduction of 35% Swiss withholding tax where required) will be made on or about September 24, 2025 to all shareholders as of the record date (which will be on or about September 23, 2025). We expect that the shares will be traded ex-dividend as of approximately September 22, 2025. For payments made in USD, we expect to use the currency exchange rate as of the date of the meeting, September 9, 2025.
Explanation
Under Swiss law, the use of available earnings must be submitted to shareholders for approval at each annual general meeting. The available earnings at the disposal of Logitech shareholders at the 2025 Annual General Meeting are the earnings of Logitech International S.A., the Logitech parent holding company.
The proposal of the Board of Directors to distribute a gross dividend of CHF 1.26 per share which, if approved by shareholders, would be an increase of approximately CHF 0.10 from CHF 1.16 per share to CHF 1.26 per share. This proposed, increased cash dividend demonstrates Logitech’s continued commitment to consistently return cash to shareholders. Since fiscal year 2013, the Board of Directors decided on a recurring annual gross dividend and not an occasional one. As a consequence, the Company expects to propose a dividend to the shareholders of the Company every year (subject to the confirmation of the Company’s statutory auditors in the applicable year).
Other than the distribution of the dividend, the Board of Directors proposes the carry-forward of available earnings based on the Board’s belief that it is in the best interests of Logitech and its shareholders to retain Logitech’s earnings for future investment in the growth of Logitech’s business, for share repurchases, and for the possible acquisition of other companies or lines of business.

6	2025 Annual General Meeting Invitation

AGENDA PROPOSALS AND EXPLANATIONS
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the 2025 Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote “FOR” approval of the proposed appropriation of available earnings with respect to fiscal year 2025, including the payment of a dividend to shareholders of CHF 1.26 per registered share.

2025 Annual General Meeting Invitation	7

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 6
Amendment of Articles of Incorporation: Renewal of the Capital Band
Proposal
The Board of Directors proposes that the Company's existing capital band, which authorizes the Board to issue shares, to repurchase and cancel shares, or to reduce the nominal value of the shares, be renewed for a period ending five years after the date of the 2025 Annual General Meeting on September 9, 2030.
The proposed amendments to Article 27 and Article 28 of our Articles of Incorporation are set forth in Annex 6 to our Proxy Statement.
Explanation
At the 2023 Annual General Meeting, our shareholders approved the Company's existing capital band, which authorizes the Board of Directors until September 13, 2028, to issue new shares, to repurchase and cancel shares, or to reduce the nominal value of the shares. Following the capital band's adoption, we have utilized this authority to conduct share repurchases for cancellation under our share repurchase program announced on June 21, 2023 for an amount of up to USD 1 billion; as disclosed on March 5, 2025, this amount was subsequently increased to a maximum of USD 1.6 billion.
As of the end of June 2025, we have repurchased shares for a value totaling approximately USD 1.08 billion under the 2023 Share Repurchase Program and cancelled or approved for cancellation a total of 12,322,160 of those shares, leaving a remaining authority to cancel 4,988,502 shares. Because we expect to continue repurchasing shares beyond both the date of this proxy statement and the 2025 Annual General Meeting, cancellations will further reduce the available authority under the capital band for that purpose. Consequently, the Board of Directors believes that, in light of the near depletion of the current capital band’s cancellation capacity, it is advisable and in the best interests of the Company to renew the capital band on terms substantially the same as those approved at the 2023 Annual General Meeting. This renewal would preserve the Company’s ability to continue repurchasing shares, canceling those repurchased shares and issuing new shares subject to the terms substantially the same as those approved at the 2023 Annual General Meeting.
Accordingly, the Board of Directors is proposing to shareholders that its authority under the capital band be renewed for another five years, until September 9, 2030. Under the proposed renewal of the capital band, the Board would be permitted to increase the current stated share capital by up to 10 percent or reduce it by up to 10 percent by canceling shares or decreasing the nominal value of the shares. The restated Article 28 of our Articles of Incorporation would continue to ensure that the Company does not issue new shares under the proposed capital band or the existing conditional capital for convertible bonds, in aggregate, exceeding 10 percent of the Company’s existing share capital as of the AGM date, in situations where shareholders’ preferential subscription rights are restricted or excluded.
The Board of Directors has no present plans to issue shares out of the capital band. The share capital would only be increased if and when the Board of Directors makes use of its authorization.
If the proposal under this agenda item is approved, we would always seek shareholder approval for share issuances to the extent required under Nasdaq rules. Under current Nasdaq rules, shareholder approval is generally required, with certain enumerated exceptions, to issue common shares or securities convertible into or exercisable for common shares in one or a series of related transactions if such common shares represent 20% or more of the voting power or outstanding common shares of the company. Nasdaq rules also require shareholder approval for an issuance of shares that would result in a change of control of the company, as well as for share issuances in connection with certain benefit plans or related party transactions.

8	2025 Annual General Meeting Invitation

AGENDA PROPOSALS AND EXPLANATIONS
Voting Requirement to Approve Proposal
The renewal of the proposed capital band requires the approval of a qualified majority of at least two-thirds of the votes and a majority of the nominal value of the shares, each as represented at the 2025 Annual General Meeting.
Recommendation
The Board of Directors recommends a vote “FOR” the proposed amendments to Articles 27 and 28 of the Articles of Incorporation.

2025 Annual General Meeting Invitation	9

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 7
Release of the Board of Directors and Executive Officers from Liability for Activities During Fiscal Year 2025
Proposal
The Board of Directors proposes that shareholders release the members of the Board of Directors and Executive Officers from liability for activities during fiscal year 2025.
Explanation
As is customary for Swiss corporations and in accordance with Article 698, subsection 2, item 7 of the Swiss Code of Obligations, shareholders are requested to release the members of the Board of Directors and the Executive Officers from liability for their activities during fiscal year 2025 that have been disclosed to shareholders. This release from liability exempts members of the Board of Directors and Executive Officers from liability claims brought by the Company or its shareholders on behalf of the Company against any of them for activities carried out during fiscal year 2025 relating to facts that have been disclosed to shareholders. Shareholders that do not vote in favor of the proposal, or acquire their shares after the vote without knowledge of the approval of this resolution, are not bound by the result for a period ending 12 months after the vote.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the 2025 Annual General Meeting, not counting abstentions. Members of the Board of Directors or of any Logitech Executive Officers are not entitled to vote on Proposal 7.
Recommendation
The Board of Directors recommends a vote “FOR” the proposal to release the members of the Board of Directors and Executive Officers from liability for activities during fiscal year 2025.

10	2025 Annual General Meeting Invitation

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 8
Elections to the Board of Directors
Explanation
Our Board of Directors is presently composed of 12 members. Each director was elected for a one-year term ending at the closing of the 2025 Annual General Meeting.
At the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated all current directors, with the exception of Ms. Becker, who has decided not to stand for re-election, to serve as directors for another one-year term, beginning at the completion of the 2025 Annual General Meeting and ending at the completion of the 2026 Annual General Meeting. There will be a separate vote on each nominee.
Under Swiss corporate law, Board members may only be elected by shareholders. If the individuals below are re-elected, the Board will be composed of 11 members The Board has no reason to believe that any of our nominees will be unwilling or unable to serve if elected as a director.
For further information on the Board of Directors, including the current members of the Board, the Committees of the Board, the means by which the Board exercises supervision of Logitech’s executive officers, and other information, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters.”
8.A.     Re-election of Mr. Donald Allan
Proposal: The Board of Directors proposes that Mr. Donald Allan be re-elected to the Board for a one-year term ending at the closing of the 2026 Annual General Meeting.
For biographical information and qualifications of Mr. Allan, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors.”
8.B.     Re-election of Dr. Edouard Bugnion
Proposal: The Board of Directors proposes that Dr. Edouard Bugnion be re-elected to the Board for a one-year term ending at the closing of the 2026 Annual General Meeting.
For biographical information and qualifications of Dr. Bugnion, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors.”
8.C.     Re-election of Ms. Johanna 'Hanneke' Faber
Proposal: The Board of Directors proposes that Ms. Johanna 'Hanneke' Faber be re-elected to the Board for a one-year term ending at the closing of the 2026 Annual General Meeting.
For biographical information and qualifications of Ms. Faber, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors.”
8.D.     Re-election of Mr. Guy Gecht
The Board of Directors proposes that Mr. Guy Gecht be re-elected to the Board for a one-year term ending at the closing of the 2026 Annual General Meeting.
For biographical information and qualifications of Mr. Gecht, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors.”
8.E.     Re-election of Mr. Christopher Jones
Proposal: The Board of Directors proposes that Mr. Christopher Jones be re-elected to the Board for a one-year term ending at the closing of the 2026 Annual General Meeting.
For biographical information and qualifications of Mr. Jones, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors.”

2025 Annual General Meeting Invitation	11

AGENDA PROPOSALS AND EXPLANATIONS
8.F.     Re-election of Ms. Marjorie Lao
Proposal: The Board of Directors proposes that Ms. Marjorie Lao be re-elected to the Board for a one-year term ending at the closing of the 2026 Annual General Meeting.
For biographical information and qualifications of Ms. Lao, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors.”
8.G.     Re-election of Mr. Owen Mahoney
Proposal: The Board of Directors proposes that Mr. Owen Mahoney be re-elected to the Board for a one-year term ending at the closing of the 2026 Annual General Meeting.
For biographical information and qualifications of Mr. Mahoney, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors.”
8.H.     Re-election of Ms. Neela Montgomery
Proposal: The Board of Directors proposes that Ms. Neela Montgomery be re-elected to the Board for a one-year term ending at the closing of the 2026 Annual General Meeting.
For biographical information and qualifications of Ms. Montgomery, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors.”
8.I.     Re-election of Mr. Kwok Wang Ng
Proposal: The Board of Directors proposes that Mr. Kwok Wang Ng be re-elected to the Board for a one-year term ending at the closing of the 2026 Annual General Meeting.
For biographical information and qualifications of Mr. Ng, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors.”
8.J.     Re-election of Ms. Deborah Thomas
Proposal: The Board of Directors proposes that Ms. Deborah Thomas be re-elected to the Board for a one-year term ending at the closing of the 2026 Annual General Meeting.
For biographical information and qualifications of Ms. Thomas, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors.”
8.K.     Re-election of Mr. Sascha Zahnd
Proposal: The Board of Directors proposes that Mr. Sascha Zahnd be re-elected to the Board for a one-year term ending at the closing of the 2026 Annual General Meeting.
For biographical information and qualifications of Mr. Zahnd, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors.”
Voting Requirement to Approve Proposals
The affirmative “FOR” vote of a majority of the votes cast at the 2025 Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote “FOR” the re-election to the Board of each of the above nominees.

12	2025 Annual General Meeting Invitation

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 9
Election of the Chairperson of the Board
Explanation
Swiss corporate law requires that the Chairperson of the Board of Directors be elected on the occasion of each Annual General Meeting for a one-year term ending at the closing of the following Annual General Meeting. As announced on July 1, 2024, Ms. Becker has decided not to stand for re-election as a director at the 2025 Annual General Meeting. In line with current corporate governance best practices and following a review process led by a special committee of the Board of Directors, the Board has unanimously selected Mr. Guy Gecht as its nominee to lead the Board of Directors as an independent Chairperson. Mr. Gecht has been a non-executive member of the Board of Directors since 2019, is the current Chair of the Company's Technology and Innovation Committee and serves on the Company's Nominating and Governance Committee. Prior to Ms. Faber's appointment as CEO, he also took on the role of interim CEO from June 2023 to December 2023. As noted in his biographical information and qualifications in “Corporate Governance and Board of Directors Matters – Members of the Board of Directors” on page 32 of the Proxy Statement, Mr. Gecht brings senior leadership experience as well as technology and cybersecurity expertise to the Board of Directors.
Proposal
The Board of Directors unanimously proposes that Mr. Gecht be elected as Chairperson of the Board of Directors for a one-year term ending at the closing of the 2026 Annual General Meeting.
Voting Requirement to Approve Proposals
The affirmative “FOR” vote of a majority of the votes cast at the 2025 Annual General Meeting, not counting abstentions.
Recommendation
Our Board of Directors recommends a vote “FOR” the election of Mr. Gecht as Chairperson of the Board of Directors.

2025 Annual General Meeting Invitation	13

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 10
Elections to the Compensation Committee
Explanation
Our Compensation Committee is presently composed of four members, all of whom are standing for re-election to the Board of Directors and for re-election to the Compensation Committee. Pursuant to Swiss corporate law, the members of the Compensation Committee are to be elected annually and individually by the shareholders. Only members of the Board of Directors can be elected as members of the Compensation Committee.
At the recommendation of the Nominating and Governance Committee, the Board of Directors has nominated all current members of the Compensation Committee for another term of one year. As required by our Compensation Committee charter, all of the nominees are independent in accordance with the requirements of the listing standards of the Nasdaq Stock Market, the outside director definition of Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, the definition of a “non-employee director” for purposes of Rule 16b-3 promulgated by the U.S. Securities and Exchange Commission, and Rule 10C-1(b)(1) of the U.S. Securities Exchange Act of 1934, as amended.
The term of office ends at the closing of the next Annual General Meeting. There will be a separate vote on each nominee.
10.A.     Re-election of Mr. Donald Allan
Proposal: The Board of Directors proposes that Mr. Donald Allan be elected to the Compensation Committee for a one-year term ending at the closing of the 2026 Annual General Meeting.
For biographical information and qualifications of Mr. Allan, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors.”
10.B.     Re-election of Mr. Kwok Wang Ng
Proposal: The Board of Directors proposes that Mr. Kwok Wang Ng be re-elected to the Compensation Committee for a one-year term ending at the closing of the 2026 Annual General Meeting.
For biographical information and qualifications of Mr. Ng, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors.”
10.C.     Re-election of Ms. Neela Montgomery
Proposal: The Board of Directors proposes that Ms. Neela Montgomery be re-elected to the Compensation Committee for a one-year term ending at the closing of the 2026 Annual General Meeting.
For biographical information and qualifications of Ms. Montgomery, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors.”
10.D.     Re-election of Ms. Deborah Thomas
Proposal: The Board of Directors proposes that Ms. Deborah Thomas be re-elected to the Compensation Committee for a one-year term ending at the closing of the 2026 Annual General Meeting.
For biographical information and qualifications of Ms. Thomas, please refer to the Proxy Statement under “Corporate Governance and Board of Directors Matters – Members of the Board of Directors.”
The Board of Directors has appointed Mr. Donald Allan as Chair of the Compensation Committee, subject to his re-election to the Compensation Committee.

14	2025 Annual General Meeting Invitation

AGENDA PROPOSALS AND EXPLANATIONS
Voting Requirement to Approve Proposals
The affirmative “FOR” vote of a majority of the votes cast at the 2025 Annual General Meeting, not counting abstentions.
Recommendation
Our Board of Directors recommends a vote “FOR” the election to the Compensation Committee of each of the above nominees.

2025 Annual General Meeting Invitation	15

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 11
Approval of Compensation for the Board of Directors for the 2025 to 2026 Board Year
Proposal
The Board of Directors proposes that the shareholders approve a maximum aggregate amount of compensation of the Board of Directors of CHF 3,900,000 for the term of office from the 2025 Annual General Meeting until the 2026 Annual General Meeting (the “2025 – 2026 Board Year”).
Explanation
Pursuant to Swiss corporate law, the compensation of the Board of Directors must each year be subject to a binding shareholder vote, in the manner contemplated by Logitech’s Articles of Incorporation. Article 19 quater, paragraph 1 letter (a) of Logitech’s Articles of Incorporation provides that shareholders shall approve the maximum aggregate amount of compensation of the Board of Directors for the period up to the next Annual General Meeting.
Under the Articles of Incorporation, the compensation of the members of the Board of Directors who do not have management responsibilities consists of cash payments and shares or share equivalents. The value of cash compensation and shares or share equivalents corresponds to a fixed amount, which reflects the functions and responsibilities assumed. The value of shares or share equivalents is calculated at market value at the time of grant.
The proposed maximum amount of CHF 3,900,000 has been determined based on 10 non-executive members of the Board of Directors and on the following non-binding assumptions:
With respect to the 10 non-executive members of the Board of Directors, the compensation consists of the following elements:
•Cash payments of a maximum of CHF 1,300,000. Cash payments for non-executive members of the Board of Directors include annual retainers for Board and committee service and an annual retainer for a non-executive Chairperson.
•Share or share equivalent awards of a maximum of CHF 2,200,000. The value of share or share equivalent awards corresponds to a fixed amount and the number of shares granted will be calculated at market value at the time of their grant.
•Other payments, including accrual of the Company's estimated contributions to social security, of a maximum of CHF 400,000.
Shareholders are approving the maximum aggregate amount of compensation set forth in the proposal and not the individual components thereof. The assumptions set forth in this explanation are based on the Company’s current expectations about future compensation plans and decisions. The Company may redesign its compensation plans or make alternative compensation decisions within the maximum aggregate amount of compensation approved by shareholders. The actual compensation awarded to the members of the Board of Directors for the 2025 - 2026 Board Year will be disclosed in the Compensation Report included in the Proxy Statement for the 2027 Annual General Meeting.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the 2025 Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote “FOR” the approval of the maximum aggregate amount of the compensation of the members of the Board of Directors of CHF 3,900,000 for the term of office from the 2025 Annual General Meeting until the 2026 Annual General Meeting.

16	2025 Annual General Meeting Invitation

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 12
Approval of Compensation for the Group Management Team for Fiscal Year 2027
Proposal
The Board of Directors proposes that the shareholders approve a maximum aggregate amount of compensation of the Group Management Team of USD 28,302,000 for fiscal year 2027.
Explanation
Pursuant to Swiss corporate law, the compensation of the Company’s Group Management Team must each year be subject to a binding shareholder vote, in the manner contemplated by Logitech’s Articles of Incorporation. Article 19 quater, paragraph 1 letter (b) of Logitech’s Articles of Incorporation provides that shareholders shall approve the maximum aggregate amount of compensation of the Group Management Team for the next fiscal year. As the 2025 Annual General Meeting takes place in the middle of Logitech’s fiscal year 2026, the applicable next fiscal year is fiscal year 2027. This required, binding vote on the compensation of the Group Management Team is independent from, and comes in addition to, the non-binding, advisory say-on-pay vote contemplated in Proposal 2 and Proposal 3.
Logitech’s Group Management Team currently consists of Ms. Johanna 'Hanneke' Faber, Chief Executive Officer ("CEO"), Mr. Matteo Anversa, Chief Financial Officer, Mr. Prakash Arunkundrum, President of Logitech for Business, and Ms. Samantha Harnett, Chief Legal Officer.
Logitech’s compensation philosophy, compensation program risks and design, and compensation paid during fiscal year 2025 are set forth in the Compensation Report included in the Proxy Statement.
The proposed maximum amount of USD 28,302,000 has been determined based on the following non-binding assumptions for Logitech’s Group Management Team as an aggregate group:
•The Group Management Team includes four members.
•Gross base salaries of a maximum of USD 3,300,000.
•Performance-based cash compensation of a maximum of USD 6,700,000 at grant value. Performance-based cash compensation in the form of incentive cash payments may be earned under the Logitech Management Performance Bonus Plan (the “Annual Bonus Plan”) or other cash bonuses approved by the Compensation Committee. Payout under the Annual Bonus Plan is variable, and is based on the achievement of the Company’s, individual executives’ or other performance goals, and for fiscal year 2027 is expected to continue to range from 0% to 200% of the executive’s target incentive. The maximum amount of the performance-based bonus for fiscal year 2027 assumes a maximum achievement of all performance goals.
•Equity incentive awards of a maximum of USD 16,900,000 at grant value. Long-term equity incentive awards are generally granted in the form of performance-based restricted stock units ("PSUs"). In order to align with the methodology used in the Compensation Report in the Proxy Statement, where the value of PSUs is disclosed based on estimated fair value at the time of grant, the fair value at grant has been considered to calculate the maximum amount of the long-term equity awards. The target number of PSU awards granted to our Group Management Team in fiscal year 2027 will be determined at the beginning of the three-year performance period and the number of shares that will vest at the end of the three-year performance period is expected to continue to range from 0% to 200% of the executive's target number of shares depending on our corporate performance.
•Other compensation of a maximum of USD 1,402,000. Other compensation may include tax preparation services and related expenses, 401(k) savings plan matching contributions, premiums for group term life insurance and long-term disability insurance, employer’s contribution to medical premiums, relocation or extended business travel-related expenses, defined benefit pension plan employment contributions, accrual of estimated employer's contribution to social security and Medicare, and other awards. The Company generally does not provide all of these components of other compensation to all executives each year, but the proposed maximum amount of compensation has been formulated to provide flexibility to cover these compensation components as applicable.

2025 Annual General Meeting Invitation	17

AGENDA PROPOSALS AND EXPLANATIONS
Shareholders are approving the maximum aggregate amount of compensation set forth in the proposal and not the individual components thereof. The assumptions set forth in this explanation are based on the Company’s current expectations about future compensation plans and decisions. The Company may redesign its compensation plans or make alternative compensation decisions within the maximum aggregate amount of compensation approved by shareholders. The actual compensation awarded to the members of the Group Management Team for fiscal year 2027 will be disclosed in the Compensation Report included in the Proxy Statement for the 2027 Annual General Meeting.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the 2025 Annual General Meeting, not counting abstentions.
Recommendation
The Board of Directors recommends a vote “FOR” the approval of the maximum aggregate amount of the compensation of the Group Management Team of USD 28,302,000 for fiscal year 2027.

18	2025 Annual General Meeting Invitation

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 13
Re-election of KPMG AG as Logitech’s Auditors and Ratification of the Appointment of KPMG LLP as Logitech’s Independent Registered Public Accounting Firm for Fiscal Year 2026
Proposal
The Board of Directors proposes that KPMG AG be re-elected as auditors of Logitech International S.A. for a one-year term and that the appointment of KPMG LLP as Logitech’s independent registered public accounting firm for fiscal year 2026 be ratified.
Explanation
KPMG AG, upon recommendation of the Audit Committee of the Board, is proposed for re-election for a further year as auditors for Logitech International S.A. KPMG AG assumed its first audit mandate for Logitech during fiscal year 2015.
The Audit Committee has also appointed KPMG LLP, the U.S. affiliate of KPMG AG, as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2026 for purposes of U.S. securities law reporting. Logitech’s Articles of Incorporation do not require that shareholders ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm. However, Logitech is submitting the appointment of KPMG LLP to shareholders for ratification as a matter of good corporate governance. If shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain KPMG LLP. Even if the appointment is ratified, the Audit Committee may, in its discretion, change the appointment during the year if the Committee determines that such a change would be in the best interests of Logitech and its shareholders.
Information on the fees paid by Logitech to KPMG AG and KPMG LLP, the Company’s auditors and independent registered public accounting firm for fiscal year 2025, respectively, as well as further information regarding KPMG AG and KPMG LLP, is set out in our Proxy Statement under the heading “Independent Auditors” and “Report of the Audit Committee.”
One or more representatives of KPMG AG will be present at the 2025 Annual General Meeting. They will have an opportunity to make a statement at the meeting if they wish, and are expected to be available to respond to questions from shareholders.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the 2025 Annual General Meeting, not counting abstentions.
Recommendation
Our Board of Directors recommends a vote “FOR” the re-election of KPMG AG as auditors of Logitech International S.A. and the ratification of the appointment of KPMG LLP as Logitech’s independent registered public accounting firm, each for the fiscal year ending March 31, 2026.

2025 Annual General Meeting Invitation	19

AGENDA PROPOSALS AND EXPLANATIONS
Proposal 14
Re-election of Etude Regina Wenger & Sarah Keiser-Wüger as Independent Representative
Swiss law requires that the independent representative of the shareholders (the "Independent Representative") be elected on the occasion of each Annual General Meeting for a one-year term ending at the closing of the following Annual General Meeting.
Proposal
The Board of Directors proposes that Etude Regina Wenger & Sarah Keiser-Wüger be re-elected as Independent Representative for a one-year term ending at the closing of the 2026 Annual General Meeting.
Explanation
In accordance with Swiss law, each shareholder may be represented at the general meeting by an independent representative. The Board of Directors has nominated Etude Regina Wenger & Sarah Keiser-Wüger as the Independent Representative to serve in the role at the Company’s 2026 Annual General Meeting and at any extraordinary general meeting of shareholders of the Company, if any, held prior to the 2026 Annual General Meeting. Ms. Regina Wenger, a principal of Etude Regina Wenger & Sarah Keiser-Wüger, is a respected notary public based in Lausanne, Switzerland and is the former chairwoman of the Swiss Federation of Notaries. Etude Regina Wenger & Sarah Keiser-Wüger confirmed to the Company that it possesses the required independence to fulfill its responsibilities.
Voting Requirement to Approve Proposal
The affirmative “FOR” vote of a majority of the votes cast at the 2025 Annual General Meeting, not counting abstentions.
Recommendation
Our Board of Directors recommends a vote “FOR” the re-election of Etude Regina Wenger & Sarah Keiser-Wüger as Independent Representative.

20	2025 Annual General Meeting Invitation

General Information for Registered Shareholders

WHY AM I RECEIVING THIS “INVITATION”?
This Invitation, together with an explanation of organizational matters, is being made available to registered shareholders and published in the Swiss Official Gazette of Commerce. In addition to this invitation (which is also available in German and French), we filed our Proxy Statement (including the invitation therein) with the U.S. Securities and Exchange Commission to comply with U.S. proxy statement rules.
The Response Coupon or Proxy Card are requested on behalf of the Board of Directors of Logitech for use at Logitech’s Annual General Meeting. The meeting will be held on Tuesday, September 9, 2025 at 9:00 a.m., Central European Summer Time, at the SwissTech Convention Center, EPFL, in Lausanne, Switzerland.

WHO IS ENTITLED TO VOTE AT THE MEETING?
Shareholders registered in the Share Register of Logitech International S.A. (including in the sub-register maintained by Logitech’s U.S. transfer agent, Computershare) on Wednesday, September 3, 2025 have the right to vote at the Annual General Meeting. No shareholders will be entered in the Share Register between Wednesday, September 3, 2025 and the day following the meeting.

HOW CAN I OBTAIN LOGITECH’S PROXY STATEMENT, ANNUAL REPORT AND OTHER ANNUAL REPORTING MATERIALS?
A copy of our 2025 Annual Report to Shareholders, which contains the consolidated financial statements of Logitech International S.A for the fiscal year ended March 31, 2025, the Swiss statutory financial statements of Logitech International S.A. for the fiscal year ended March 31, 2025, and the auditor’s reports thereon, this Invitation, the Proxy Statement and our Annual Report on Form 10-K for fiscal year 2025 filed with the U.S. Securities and Exchange Commission (the “SEC”) are available on our website at http://ir.logitech.com. Shareholders also may request free copies of these materials at our principal executive offices in Switzerland or the United States, at the addresses above, or by contacting our investor relations group at IR@logitech.com or at +1-510-916-9842.

2025 Annual General Meeting Invitation	21

GENERAL INFORMATION FOR REGISTERED SHAREHOLDERS

HOW CAN I VOTE IF I CANNOT ATTEND THE MEETING?
If you do not plan to attend the meeting in person, you may appoint the Independent Representative, Etude Regina Wenger & Sarah Keiser-Wüger, to represent you at the meeting. Please provide your voting instructions by marking the applicable boxes beside the agenda items on the Internet voting site for registered shareholders, www.gvmanager-live.ch/logitech for shareholders on the Swiss share register or www.proxyvote.com for shareholders on the U.S. share register, or on the Response Coupon or Proxy Card, as applicable.

SWISS SHARE REGISTER – INTERNET VOTING – Go to the Internet voting site www.gvmanager-live.ch/logitech and log in with your access code printed on the Response Coupon. Please use the menu item “Grant Procuration” and submit your instructions by clicking on the “Send” button.
SWISS SHARE REGISTER – RESPONSE COUPON – Mark the box under Option 3 on the enclosed Response Coupon. Please sign, date and promptly mail your completed Response Coupon to Etude Regina Wenger & Sarah Keiser-Wüger using the appropriate enclosed postage-paid envelope addressed to Logitech International S.A., c/o Devigus Shareholder Services, Birkenstrasse 47, 6343 Rotkreuz, Switzerland.

U.S. SHARE REGISTER – INTERNET VOTING – Go to the Internet voting site www.proxyvote.com and log in with your 16-digit voting control number printed in the box marked by the arrow on the Notice of Internet Availability of Proxy Materials that you received from us. Please follow the menus to select the Independent Representative, Etude Regina Wenger & Sarah Keiser-Wüger, to represent you at the meeting. Please submit your instructions by clicking on the "Submit" button.
U.S. SHARE REGISTER – PROXY CARD – If you have requested a Proxy Card, mark the box “Yes” on the Proxy Card to select the Independent Representative, Etude Regina Wenger & Sarah Keiser-Wüger, to represent you at the meeting. Please sign, date and promptly mail your completed Proxy Card to Broadridge using the enclosed postage-paid envelope.

HOW CAN I ATTEND THE MEETING?
If you wish to attend the meeting in person, you will need to obtain an admission card. You may order your admission card on the Internet voting site for registered shareholders, www.gvmanager-live.ch/logitech for shareholders on the Swiss share register or www.proxyvote.com for shareholders on the U.S. share register, or on the Response Coupon or Proxy Card, as applicable, and we will send you an admission card for the meeting. If an admission card is not received by you prior to the meeting and you are a registered shareholder as of September 3, 2025, you may attend the meeting by presenting proof of identification at the meeting.

22	2025 Annual General Meeting Invitation

GENERAL INFORMATION FOR REGISTERED SHAREHOLDERS

SWISS SHARE REGISTER – INTERNET VOTING – Go to the Internet voting site gvmanager-live.ch/logitech and log in with your access code printed on the Response Coupon. Please use the menu item “Order Admission Card”.
SWISS SHARE REGISTER – RESPONSE COUPON – Mark the box under Option 1 on the enclosed Response Coupon. Please send the completed, signed and dated Response Coupon to Logitech using the enclosed postage-paid envelope by Wednesday, September 3, 2025.

U.S. SHARE REGISTER – INTERNET VOTING – Go to the Internet voting site www.proxyvote.com and log in with your 16-digit voting control number printed in the box marked by the arrow on the Notice of Internet Availability of Proxy Materials that you received from us. Please follow the menus to indicate that you will personally attend the meeting.
U.S. SHARE REGISTER – PROXY CARD – If you have requested a Proxy Card, mark the box “Yes” on the Proxy Card to indicate that you will personally attend the meeting. Please sign, date and promptly mail your completed Proxy Card to Broadridge using the enclosed postage-paid envelope by Wednesday, September 3, 2025.

CAN I HAVE ANOTHER PERSON REPRESENT ME AT THE MEETING?
Yes. If you would like someone other than the Independent Representative to represent you at the meeting, please mark Option 2 on the Response Coupon (for shareholders on the Swiss share register) or, if you requested a Proxy Card (for shareholders on the U.S. share register), mark the box on the Proxy Card to authorize the person you name on the reverse side of the Proxy Card. On either the Response Coupon or the Proxy Card, please provide the name and address of the person you want to represent you. Please return the completed, signed and dated Response Coupon to Logitech and the completed, signed and dated Proxy Card to Broadridge, using the enclosed postage-paid envelope by September 3, 2025. We will send an admission card for the meeting to your representative. If the name and address instructions you provide are not clear, Logitech will send the admission card to you, and you must forward it to your representative.
If you requested and received an admission card to attend the meeting in person, you can also authorize someone other than the Independent Representative to represent you at the meeting on the admission card and provide that signed, dated and completed admission card to your representative, together with your voting instructions.

CAN I SELL MY SHARES BEFORE THE MEETING IF I HAVE VOTED?
Logitech does not block the transfer of shares before the meeting. However, if you sell your Logitech shares before the meeting and Logitech’s Share Registrar is notified of the sale, your votes with those shares will not be counted. Any person who purchases shares after the Share Register closes on Wednesday, September 3, 2025 will not be able to register them until the day after the meeting and so will not be able to vote the shares at the meeting.

2025 Annual General Meeting Invitation	23

GENERAL INFORMATION FOR REGISTERED SHAREHOLDERS

IF I VOTE BY PROXY, CAN I CHANGE MY VOTE AFTER I HAVE VOTED?
You may change your vote by Internet or by mail through September 3, 2025. You may also change your vote by attending the meeting and voting in person. For shareholders on the Swiss share register, you may revoke your vote by requesting a new access code and providing new voting instructions at www.gvmanager-live.ch/logitech, or by requesting and submitting a new Response Coupon from our Swiss Share Register at Devigus Shareholder Services (by telephone at +41-41-798-48-33 or by email at logitech@devigus.com). For shareholders on the U.S. share register, you may revoke your vote by providing new voting instructions at www.proxyvote.com, if you voted by Internet, or by requesting and submitting a new Proxy Card. Your attendance at the meeting will not automatically revoke your vote or Response Coupon or Proxy Card unless you vote again at the meeting or specifically request in writing that your prior voting instructions be revoked.

SWISS SHARE REGISTER – INTERNET VOTING – After you receive the new access code, go to the Internet voting site www.gvmanager-live.ch/logitech and log in. Please use the menu item “Grant Procuration”. Follow the directions on the site to complete and submit your new instructions until Wednesday, September 3, 2025, 23:59 (Central European Summer Time), or you may attend the meeting and vote in person.
SWISS SHARE REGISTER – RESPONSE COUPON – If you request a new Response Coupon and wish to vote again, you may complete the new Response Coupon and return it to us by September 3, 2025, or you may attend the meeting and vote in person.

U.S. SHARE REGISTER – INTERNET VOTING – Go to the Internet voting site www.proxyvote.com and log in with your 16-digit voting control number printed in the box on the Notice of Internet Availability of Proxy Materials that you received from us. Please follow the menus to submit your new instructions until Wednesday, September 3, 2025, 11:59 p.m. (U.S. Eastern Daylight Time), or you may attend the meeting and vote in person.
U.S. SHARE REGISTER – PROXY CARD – If you request a new Proxy Card and wish to vote again, you may complete the new Proxy Card and return it to Broadridge by September 3, 2025, or you may attend the meeting and vote in person.

24	2025 Annual General Meeting Invitation

GENERAL INFORMATION FOR REGISTERED SHAREHOLDERS

IF I VOTE BY PROXY, WHAT HAPPENS IF I DO NOT GIVE SPECIFIC VOTING INSTRUCTIONS?
SWISS SHARE REGISTER – INTERNET VOTING – If you are a registered shareholder and vote using the Internet voting site, you have to give specific voting instructions for all agenda items before you can submit your instructions.
SWISS SHARE REGISTER – RESPONSE COUPON – If you are a registered shareholder and sign and return a Response Coupon without giving specific voting instructions for some or all agenda items, you thereby give instructions to the Independent Representative to vote your shares in accordance with the recommendations of the Board of Directors for such agenda items as well as for new, amended or modified proposals that could be presented to shareholders during the course of the meeting.

U.S. SHARE REGISTER – INTERNET VOTING – If you are a registered shareholder and vote using the Internet voting site without giving specific voting instructions for some or all agenda items, you thereby give instructions to the Independent Representative to vote your shares in accordance with the recommendations of the Board of Directors for such agenda items as well as for new, amended or modified proposals that could be presented to shareholders during the course of the meeting.
U.S. SHARE REGISTER – PROXY CARD – If you are a registered shareholder and sign and return a Proxy Card without giving specific voting instructions for some or all agenda items, you thereby give instructions to the Independent Representative to vote your shares in accordance with the recommendations of the Board of Directors for such agenda items as well as for new, amended or modified proposals that could be presented to shareholders during the course of the meeting.

WHO CAN I CONTACT IF I HAVE QUESTIONS?	If you have any questions or need assistance in voting your shares, please call us at +1-510-916-9842 or email us at IR@logitech.com.

2025 Annual General Meeting Invitation	25

Annual General Meeting 2025 of LOGITECH INTERNATIONAL S.A.
Tuesday, September 9, 2025, 9:00 a.m. CEST
SwissTech Convention Center, EPFL – Lausanne, Switzerland
(Registration starts at 8:30 a.m.)
Dear shareholders:
You are cordially invited to attend Logitech’s 2025 Annual General Meeting. The meeting will be held on Tuesday, September 9, 2025 at 9:00 a.m. at the SwissTech Convention Center, EPFL, in Lausanne, Switzerland.
As the point of connection between people and the digital world, Logitech’s mission is to extend human potential in work and play, in a way that is good for people and the planet. Sustainability is at the heart of our approach and we are constantly improving our products by designing for sustainability along our supply chain.
Aligned with these efforts, we have decided to eliminate printed invitations and brochures for the Annual General Meeting this year. By going digital, we aim to save several tons of paper annually, thereby further reducing our environmental footprint.
We look forward to your participation as we continue to innovate responsibly for a better future.
Event Details and Participation
All documents related to the Annual General Meeting 2025, including the agenda, are available electronically on our website at https://ir.logitech.com/2025proxy-AGM-invitation/ or via the following QR code:
For those who prefer printed copies of the meeting materials, we are happy to provide them upon request. Please contact our investor relations group at IR@logitech.com or at +1-510-916-9842.
As in previous years, you can register and confirm your attendance, submit voting instructions, or appoint a proxy either by mail or electronically via the “GV-Manager Live” shareholder platform under gvmanager-live.ch/logitech. All necessary details, including your personal login credentials for the platform, are provided in the enclosed form.
We thank you for your support and look forward to seeing you at the upcoming Annual General Meeting 2025.
Yours sincerely,
Wendy Becker
Chairperson of the Board

2025 Annual General Meeting Invitation	1